                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [xx]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[xx]  Preliminary Proxy Statement                                   [  ]  Confidential, for Use of the
                                                                          Commission Only (as permitted by
                                                                          Rule 14a-6(e)(2))

[xx]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-12


                          AMERICAN ECOLOGY CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[xx] No fee required
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     5)   Total fee paid:

          ----------------------------------------------------------------------

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     3)   Filing Party:

          ----------------------------------------------------------------------
     4)   Date Filed:

          ----------------------------------------------------------------------

 [AMERICAN                AMERICAN ECOLOGY CORPORATION                    [ECOL
  ECOLOGY                   805 W. Idaho, Suite 200                       NASDAQ
CORPORATION                 Boise, Idaho 83702-8916                       LISTED
   LOGO]                          208-331-8400                            LOGO]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME                                              10:00 a.m. Central Standard Time on
                                                  Thursday, May 18, 2000

PLACE                                             The Standard Club
                                                  Chicago Room, 4th Floor
                                                  320 S. Plymouth Court
                                                  Chicago, Illinois 60604

ITEMS OF BUSINESS                                 (1)  To elect all eight directors of the Board of
                                                       Directors to serve a one (1) year term.
                                                  (2)  To ratify the selection of Balukoff, Lindstrom
                                                       & Co., P.A. as the Company's independent
                                                       auditors for the Company's fiscal year ending
                                                       December 31, 2000.
                                                  (3)  To transact other business as may properly
                                                       come before the meeting or any adjournments
                                                       or postponements thereof.

RECORD DATE                                       You are entitled to vote if you were a stockholder at
                                                  the close of business on March 24, 2000. A list of
                                                  shareholders will be available for inspection for a period of
                                                  10 days prior to the meeting at the Company's principal
                                                  office identified above and will also be available for
                                                  inspection at the meeting.

VOTING BY PROXY                                   Please submit a proxy as soon as possible so that
                                                  your shares can be voted at the meeting in accordance with your instructions. For specific instructions on
                                                  voting, please refer to the instructions on the proxy
                                                  card.


                                                  BY ORDER OF THE BOARD OF DIRECTORS



                                                  Jack K. Lemley
                                                  Chairman of the Board,
                                                  Chief Executive Officer and President

Boise, Idaho
April 06, 2000


ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (POSTAGE IS PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING AND REVOKE YOUR PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE MEETING UNLESS YOU FIRST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

                          AMERICAN ECOLOGY CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2000

                                 PROXY STATEMENT


                          ----------------------------

This Proxy Statement relates to the Annual Meeting of Stockholders of American Ecology Corporation, (the "Company"), a Delaware corporation, to be held on May 18, 2000, at 10:00 a.m., at the Standard Club in the Chicago Room 4th Floor, 320
S. Plymouth Court, Chicago, Illinois 60604, including any adjournments or postponements thereof (the "Meeting"). This Proxy Statement, the accompanying proxy card and the Company's Annual Report are first being mailed to stockholders of the Company on or about April 16, 2000. They are furnished in connection with the solicitation by the Company of proxies from the holders of the Company's Common Stock, par value $.01 per share ("Common Stock"), for use at the Meeting. Holders of preferred stock of the Company do not have voting rights with respect to the matters to be considered at the meeting.

The principal solicitation of proxies is being made by mail; however, additional solicitation may be made by telephone, facsimile or personal visits by directors, officers and regular employees of the Company and its subsidiaries, who will not receive additional compensation. The Company has retained ChaseMellon Shareholder Services, L.L.C. to aid in the solicitation of proxies. Estimated fees expected to be incurred by the Company in this connection should not exceed $10,000. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding soliciting material.

All shares represented by duly executed proxies in the accompanying form received prior to the Meeting will be voted in the manner specified therein. Any stockholder granting a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. Any stockholder present at the Meeting who expresses a desire to vote his/her shares in person may also revoke his/her proxy. As to any matter for which no choice has been specified in a duly executed proxy, the shares represented thereby will be voted FOR each proposal listed herein and in the discretion of the persons named in the proxy in any other business that may properly come before the Meeting.

STOCKHOLDERS ARE URGED, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING, TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1999 is being furnished with this Proxy Statement to stockholders of record on March 24, 2000. The Annual Report to Stockholders does not constitute a part of the proxy solicitation material except as otherwise provided by the rules of the Securities and Exchange Commission, or as expressly provided for herein.

                      OUTSTANDING SHARES AND VOTING RIGHTS


The Board of Directors of the Company fixed March 24, 2000 as the record date ("Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting. On the Record Date, there were 13,704,050 shares of common stock issued, outstanding and entitled to vote. The Company has no other voting securities outstanding. Each stockholder of record is entitled to one vote per share held on all matters submitted to a vote of stockholders. Except that in electing directors, each stockholder is entitled to cumulate his or her votes and give any one candidate an aggregate number of votes equal to the number of directors to be elected (eight) multiplied by the number of his or her shares, or to distribute such aggregate number of votes among as many candidates as he or she chooses. For a stockholder to exercise cumulative voting rights, the stockholder must give notice of his or her intention to cumulatively vote prior to the Meeting, or at the Meeting in person, prior to voting. If any stockholder has given such notice, all stockholders may cumulatively vote. The holders of proxies will have authority to cumulatively vote and allocate such votes in their discretion to one or more of the director nominees. The holders of the proxies solicited hereby do not, at this time, intend to cumulatively vote the shares they represent, unless a stockholder indicates his intent to do so, in which instance the proxy holders intend to cumulatively vote all the shares they hold by proxy in favor of some or all of the director nominees identified herein.

The holders of a majority of the outstanding shares of common stock on the Record Date present at the Meeting in person or by proxy will constitute a quorum for the transaction of business at the meeting. An affirmative vote of a majority of the shares present and voting at the Meeting is required for approval of all matters. Abstentions and broker non-votes are each included in the determination of the number of shares present. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, and thus, have the effect of voting against a proposal, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved, and thus, have no effect.


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

Directors.

At the Meeting, eight directors are to be elected to hold office until the next Annual Meeting of Stockholders or until the election and qualification of his or her respective successor. It is the intention of the persons named in the proxy to vote the proxies that are not marked to the contrary for the election as directors of the persons named below as nominees. If any such nominee refuses or is unable to serve as a director, the persons named as proxies may in their discretion vote for any or all other persons who may be nominated. The eight nominees receiving the greatest number of votes cast will be elected directors, if each nominee receives at least a majority of the votes cast.

Director nominees standing for election to serve until the 2000 Annual Meeting are:


NAME                            AGE     POSITION WITH COMPANY               RESIDENCE           DIRECTOR SINCE
----                            ---     ---------------------               ---------           --------------
Rotchford L. Barker             63      Director                            Cody, WY                 1996
Paul C. Bergson                 55      Director                            Washington, D.C.         1996
Keith D. Bronstein              50      Director                            Chicago, IL              1997
Patricia M. Eckert              52      Director                            San Francisco, CA        1995
Edward F. Heil                  55      Director                            Miami Beach, FL        1994
Jack K. Lemley                  65      Director, Chairman,                 Boise, ID                1992
                                        Chief Executive Officer
                                        and President
Paul F. Schutt                  67      Director                            Norcross, GA             1994
John J. Scoville                64      Director                            Sebastopol, CA           1984


ROTCHFORD L. BARKER
-------------------
Mr. Barker became a director in April 1996. Mr. Barker is an independent businessperson and commodity trader. Mr. Barker has been a member of the Chicago Board of Trade for more than thirty years and has served on the board of directors of the exchange. Mr. Barker is also a director of Idacorp, an energy services holding company that owns Idaho Power Company.

PAUL C. BERGSON
---------------
Mr. Bergson became a director of the Company in February 1996. Mr. Bergson is a principal in Bergson & Company, a government relation-consulting firm serving a range of clients in tax, environmental and chemical matters. Mr. Bergson is also a General in the U.S. Army Reserves, a member of the Board of Advisers of the Far East Studies Institute and serves on the boards of several philanthropic organizations.

KEITH D. BRONSTEIN
------------------
Mr. Bronstein, a member of the Chicago Board of Trade and President of Tradelink LLC, became a director in January 1997. Previously, he has served as a board member of the American Cancer Society, as lay board member of The University of Wisconsin Medical School, as a member of the Wisconsin Health Policy Board, and is a trustee member of Highland Park Hospital & Lakeland Health Service. Mr. Bronstein was a co-founder of S'Lil Pharmaceuticals, a bio-technology company involved in early-stage discovery and development of pharmaceutical drugs.

PATRICIA M. ECKERT
------------------
Ms. Eckert currently practices law in California and is the owner of a telecommunications and energy-consulting firm. Ms. Eckert formerly served as the President of the California Public Utilities Commission and as a Commissioner from 1989 to 1994.

EDWARD F. HEIL
--------------
Mr. Heil has been the Chairman of the Board of American Environmental Construction Company for more than six years.

JACK K. LEMLEY
--------------
Mr. Lemley is the Chairman of the Board, Chief Executive Officer, and President of the Company. Prior to February 1995, he was an independent business consultant. From May 1989 through 1993, Mr. Lemley was Chief Executive Officer of Transmanche-Link J.V. that designed and built the tunnel and related transportation infrastructure to provide train service between England and France. Prior to his position at Transmanche-Link, Mr. Lemley founded Lemley and Associates, Inc. and was a management consultant to various clients in the industry. Mr. Lemley is also a director of Idacorp, an energy services holding company that owns Idaho Power Company.

PAUL F. SCHUTT
--------------
Mr. Schutt has been the Chief Executive Officer and a director of Nuclear Fuel Services, Inc. for more than 5 years. Mr. Schutt also led the formation of Advanced Recovery Systems, Inc., and NFS Radiation Protection Systems, Inc., and serves as a director on the boards of those companies. Mr. Schutt was a founding director in 1968 and President of Nuclear Assurance Corporation; Senior Planning Analyst for Union Carbide (AECOP), Oak Ridge, Tennessee, and held management positions in Marketing, Planning and Research and Development for Babcock & Wilcox Company.

JOHN J. SCOVILLE
----------------
Mr. Scoville is President of J.J. Scoville & Associates, Inc., a nuclear consulting firm. He was President of US Ecology, Inc., a subsidiary of the Company, from April 1981 to May 1990 and became a director of the Company in March 1984. Mr. Scoville was also a Vice President of the Company from May 1986 to May 1990.

The Company is not aware of any involvement in legal proceedings by its directors or executive officers during the past five years that are material to an evaluation of the ability or integrity of such director or executive officer. There are no family relationships among the directors and executive officers of the Company.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES.

During the year ended December 31, 1999, the Board of Directors held six meetings. All directors attended 75% or more of the aggregate of the meetings of the Board and Committees on which they served held during the period for which he or she was a Board or Committee member, respectively.

The Committees of the Board of Directors during 1999 were the Nominating, Executive, Audit and Compensation Committees. The Finance Committee was dissolved in early 1999, with the Executive Committee assuming the added responsibilities of the Finance Committee.

The members of the Nominating Committee are Messrs. Lemley, Heil and Scoville. Mr. Scoville is chairman. The Nominating Committee searches for and recommends to the Board of Directors, qualified and experienced individuals to fill vacancies and new director seats, upon expansion of the board. The Nominating Committee did not meet during 1999, however a unanimous consent resolution was executed about April 12,1999 for nominating the eight directors to stand for election at the annual shareholders meeting which subsequently passed.

The members of the Executive Committee are Messrs. Lemley, Barker, Heil and Bronstein. Mr. Lemley is chairman. Except certain powers which, under Delaware law, may only be exercised by the full Board of Directors, the Executive Committee may exercise all powers and authority of the Board of Directors in the management of Company business. The Executive Committee met twice in 1999.

The members of the Audit Committee are Messrs. Bergson, Schutt, Scoville and Ms. Eckert. Mr. Schutt is chairman. The Audit Committee reviews the proposed plan and scope of the Company's annual audit as well as the result when it is completed. The Committee reviews the services provided by the Company's independent auditors and their fees. The Committee also meets with the Company's financial personnel to assure the adequacy of the Company's accounting principles, financial controls and policies. The Committee is also charged with reviewing transactions that may present a conflict of interest on the part of management or directors. The Audit Committee meets at least quarterly to review the financial results, discuss the financial statements and make recommendations to the Board. Other items of discussion will include the independent auditors' recommendations for internal controls, adequacy of staff, and management's performance concerning audit and financial controls. The Audit Committee met four times in 1999.

The members of the Compensation Committee are Messrs. Barker, Bergson, Heil and Schutt. The Compensation Committee makes recommendations concerning salaries and incentive compensation, administers and approves stock options under the 1992 Employee and 1992 Directors stock option plans, determines compensation levels and performs other functions regarding compensation as the Board may delegate. Mr. Barker is chairman. The Compensation Committee met twice in 1999.

The members of the Finance Committee were Messrs. Barker, Bronstein, Heil and Lemley. Mr. Bronstein was chairman. The Finance Committee met once prior to its dissolution in early 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

During 1999, no member of the Directors Compensation Committee was an officer or employee of the Company or any of its subsidiaries, or had any other relationship requiring disclosure by the Company under Item 404 of Securities and Exchange Commission regulations.

During 1999, no executive officer of the Company served as:

o a member of the compensation committee (or other board committee performing equivalent functions) of an unrelated entity, one of whose executive officers served on the Directors Compensation Committee of the Company,
o a director of an unrelated entity, one of whose executive officers served on the Directors Compensation Committee of the Company, or
o a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

DIRECTORS' COMPENSATION.

Directors who are not employees of the Company or its subsidiaries receive an annual fee of $16,000 payable quarterly, plus $1,333 for each special meeting attended in person, which at the director's discretion is payable quarterly in stock of the Company at its then market price. Directors who are employees of the Company receive no additional compensation for their service as directors. Mr. Lemley is the only director who is employed by the Company. All directors are reimbursed for their travel and other expenses involved in attendance at Board and committee meetings.

In addition, each non-employee director is granted a stock option to purchase 7,500 shares of the Company's common stock at the time of his or her initial election to the Board. Upon each re-election to the Board, he or she is granted a stock option to purchase 10,000 shares of the Company's common stock. The grants are made in accordance with the terms of the Directors' 1992 Stock Option Plan.

                                 PROPOSAL NO. 2

                              SELECTION OF AUDITORS

The Board of Directors has selected Balukoff, Lindstrom & Co., P.A. ("Balukoff, Lindstrom"), as independent auditors for the Company's 2000 fiscal year. Balukoff, Lindstrom has examined the financial statements of the Company for each of its 1996-1999 fiscal years. Representatives of Balukoff, Lindstrom will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Balukoff, Lindstrom & Co., P.A. as the Company's independent accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Balukoff, Lindstrom to the stockholders for ratification as a matter of good corporate practice, and recommends that the stockholders vote for approval. If the stockholders fail to ratify the selection, the Board and the Audit Committee may reconsider whether or not to retain that firm. Even if the selection is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is requested to ratify the selection of Balukoff, Lindstrom & Co., P.A. Abstentions will be counted toward the tabulation of votes cast on this Proposal No. 2 and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been ratified.

                               EXECUTIVE OFFICERS


NAME AND PRINCIPAL POSITION                 AGE                   CITY/STATE         DIRECTOR/OFFICER
---------------------------                 ---                   ----------         ----------------
Jack K. Lemley                               65                  Boise, Idaho          Director-1992
    Chairman, Chief Executive                                                           Officer-1995
    Officer and President

James R. Baumgardner                         37                  Boise, Idaho                   1999
    Senior Vice President
    Chief Financial Officer

Zaki K. Naser                                58                  Boise, Idaho                   1999
    Executive Vice President
    Operations Manager

Robert S. Thorn                              77                  Boise, Idaho                   1996
    Vice President

L. Gary Davis                                46                  Boise, Idaho                   1996
    Vice President

Stephen A. Romano                            45                  Boise, Idaho                   1998
    Vice President
    Corporate Development

JACK K. LEMLEY'S business biography is located in the section concerning election of directors.

JAMES R. BAUMGARDNER, Senior Vice President and Chief Financial Officer. Mr. Baumgardner joined the Company on November 1, 1999 as Senior Vice President and Chief Financial Officer. From 1995 until joining the Company, Mr. Baumgardner was the Corporate Treasurer of WaferTech and Symbios Logic, Inc., both large manufacturing companies. From 1988 to 1995, Mr. Baumgardner was a Vice President with Silicon Valley Bank and Commercial Lender with First Interstate Bank, where he focused on commercial loans to high technology start-ups and turn-arounds. Mr. Baumgardner holds both a BS and MBA from Oregon State University.

ZAKI K. NASER, Executive Vice President and Operations Manager. Mr. Naser was appointed Executive Vice President and Operations Manager in September 1999. Mr. Naser previously managed US Ecology's Beatty, Nevada hazardous waste treatment and storage facility. Mr. Naser joined the Company in 1995. Prior to joining the Company, Mr. Naser held various senior positions with Chemical Waste Management, Laidlaw Environmental Services, and Control Systems. Mr. Naser holds an MS in Analytical Chemistry from California Polytechnical University at Pomona.

ROBERT S. THORN served as a consultant to the Company from November 1995 to May 1996 when he accepted the position of Vice President, Administration and Chief Accounting Officer. Prior to that time, Mr. Thorn served as a consultant with Lemley and Associates, Inc., a consulting engineering firm, from 1994 to November 1995. Mr. Thorn also served as U.K. Controls Director for Transmanche-Link, J.V. which designed and built the tunnels and related transportation infrastructure to provide train service between England and France.

STEPHEN A. ROMANO, Vice President of Corporate Development, Mr. Romano has served with the Company for 11 years in various positions of increasing responsibility. He originally joined the Company to site and license the Ward Valley, California disposal site. Prior to joining the Company, Mr. Romano held various positions with the U.S. Nuclear Regulatory Commission, the State of Wisconsin and EG&G. Mr. Romano holds both a BS and MBA from the University of Wisconsin.

L. GARY DAVIS served as a consultant to the Company from December 1995 to May 1996 when he accepted the position of Assistant Controller and Director of Audit. In July of 1999, he was appointed Vice-President and Corporate Controller. Prior to joining the Company, he was Vice-President and Controller of Micron Construction, a partially owned subsidiary of Micron Technology Inc. Before this Mr. Davis served as Director of Finance and Administration for the Environmental Services Group of Morrison-Knudsen Corporation from 1978 to 1993. Mr. Davis holds a BA from Boise State University and is a Certified Public Accountant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

Section 16 of the Securities Exchange Act of 1934 ("Section 16") requires that reports of beneficial ownership of common stock and preferred stock and changes in such ownership be filed with the Securities and Exchange Commission by
Section 16 "reporting persons" including directors, certain officers, holders of more than 10% of the outstanding common stock or preferred stock, and certain trusts of which reporting persons are trustees. The Company is required to disclose in this proxy statement each reporting person whom it knows has failed to file any required reports under Section 16 on a timely basis. Based solely upon a review of copies of Section 16 reports furnished to the Company for the year ended December 31, 1999 and written statements confirming that no other reports were required, to the Company's knowledge, all Section 16 reporting requirements applicable to known reporting persons were made timely throughout the year except for, (i) the late filing by James Baumgardner of his initial report on Form 3 which was filed on November 18, 1999 rather than on November 11, 1999 as required, (ii) the late filing by Messrs. Barker, Bergson, Bronstein, Heil, Schutt, Scoville and Thorn and by Ms. Eckert of Form 5 showing the director's and employees options granted to each of them in 1999, which vested at the date of grant, which were filed on April 3, 2000 rather than on February

15, 2000 as required, (iii) the late filing by Mr. Naser of his initial report on Form 3 which was filed on December 6, 1999, rather than on November 25, 1999 as required, (iv) the late filing by Messrs. Heil, Barker, Phillips, Lemley and Scoville on Form 5 showing the expiration of their Series D warrants which all filed on April 3, 2000, except for Mr. Phillips who filed on April 4, 2000, rather than on February 15, 2000 as required.

                             EXECUTIVE COMPENSATION

The following table shows, for each of the three years ended December 31, 1999, compensation awarded or paid to, or earned by the Company's Chief Executive Officer and its other four most highly compensated executive officers and one other officer at December 31, 1999 and for the prior two years in all capacities.


                           SUMMARY COMPENSATION TABLE


                                                                              Long-Term
                                        Annual Compensation(1)              Compensation                All Other
Name and Principal Position        Year          Salary       Bonus      Grant       Options         Compensation(2)
------------------------------   --------       --------     --------   --------     --------        ---------------
                                                                                     (shares)
Jack K. Lemley                       1999       $155,769          -0-        -0-          -0-           $ 23,174
    Chairman, Chief Executive        1998        150,000          -0-        -0-      424,922             21,866
    Officer and President            1997        150,000          -0-    $42,187      150,000              9,563

Zaki K. Naser                        1999       $114,442      $21,662        -0-        4,500           $  7,324
    Executive Vice President         1998         84,020       28,604        -0-          -0-                -0-
    Operations Manager               1997         84,231       25,684        -0-          -0-                -0-

James R. Baumgardner(3)              1999        $20,615          -0-        -0-       50,000                -0-
    Senior Vice President,           1998            -0-          -0-        -0-          -0-                -0-
    Chief Financial Officer          1997            -0-          -0-        -0-          -0-                -0-

Stephen A. Romano                    1999       $109,036          -0-        -0-        1,500                -0-
    Vice President                   1998         34,065          -0-        -0-          -0-                -0-
    Corporate Development            1997            -0-          -0-        -0-          -0-                -0-

Robert S. Thorn                      1999       $100,653          -0-        -0-        3,000                -0-
    Vice President                   1998         95,000          -0-        -0-        2,000           $  2,030
                                     1997         97,769          -0-        -0-       10,000           $  2,030
------------------------------   --------       --------     --------   --------     --------           --------
Joseph J. Nagel(4)                   1999       $123,000          -0-        -0-       15,000           $ 23,077
    President and                    1998        118,654          -0-        -0-       10,000           $  4,539
    Chief Operating Officer          1997         93,461          -0-        -0-       10,000           $  3,392

----------
(1) Includes dollar value base salary earned by the named executive officer during the fiscal year ending December 31, 1999 as permitted by rules established by the SEC. The Company had 53 pay periods in 1999.
(2) Includes the amount of premium paid by the Company for group term life insurance with benefits for each named executive officer, and the amount of the Company's matching contribution under the Company's 401(k) Savings Plan and the Company's Retirement Plan, and in the case of Mr. Lemley, the premium paid on a split benefit whole life insurance policy and automobile lease, while others have housing or miscellaneous compensation.
(3) Mr. Baumgardner joined the Company on November 1, 1999 with an annual salary of $134,000.
(4) Mr. Nagel resigned during the quarter ending September 30, 1999. Mr. Nagel then entered into a consultant agreement where he provided services to the Company for about sixty days. His reportable salary would place him in the group of four highest paid executive officers.

The Company, on a discretionary basis, may grant options to its executive officers under the 1992 amended and restated stock option plan. As of December 31, 1999, options to purchase 667,000 shares were outstanding with 633,000 shares remaining available for grant. Under the 1998 Employee Stock Option Plan, 260,000 shares were still outstanding at December 31, 1999 all other options expired. The following table provides information concerning 1999 stock option grants to the Company's executive officers.

                               1999 Option Grants


                                               Individual Grants                      Potential Realizable Value at Assumed
                                                                                           Annual Rates of Stock Price
                               Number of       Percent of                                  Appreciation for Option Term
                               Securities      all Options                                 5%                   10%
                               Underlying      Granted to    Exercise                Stock              Stock
Name                           Options(5)      Employees      Price      Expires     Price     Value    Price        Value
----                           ----------      -----------   --------    -------    ------    -------    ------      -------
Jack K. Lemley                     -0-           -0-           -0-         -0-        -0-       -0-       -0-          -0-
James R. Baumgardner             10,000           10          $1.25      11/01/04    $1.60    $ 3,454    $2.01       $ 7,631
James R. Baumgardner             10,000           10          $3.00      11/01/04    $1.60    $     0    $2.01       $     0
James R. Baumgardner             10,000           10          $3.50      11/01/04    $1.60    $     0    $2.01       $     0
James R. Baumgardner             20,000           20          $5.00      11/01/04    $1.60    $     0    $2.01       $     0
Zaki K. Naser                     4,500          4.5          $1.94       3/01/09    $3.16    $ 5,490    $5.03       $13,913
Stephen A. Romano                 1,500          1.5          $1.94       3/01/09    $3.16    $1,830     $5.03       $ 4,635
Robert S. Thorn                   3,000            3          $1.94       3/01/09    $3.16    $ 3,660    $5.03       $ 9,275
L. Gary Davis                     3,000            3          $1.94       3/01/09    $3.16    $ 3,660    $5.03       $ 9,275
Joseph J. Nagel                  15,000           15          $1.94       3/01/09    $3.16    $18,300    $5.03       $46,378

The following table provides information concerning executive officers' stock options exercised in 1999 and those remaining outstanding at the end of 1999.

             AGGREGATED OPTION EXERCISES IN 1999 AND YEAR-END VALUES


                                                                  Number of Shares               Value of Unexercised
                                      Shares                   Underlying Unexercised           In-the-Money Options(6)
                                   Acquired on    Value               Options                     at Fiscal Year-End
Name                                 Exercise    Realized   Exercisable     Unexercisable    Exercisable      Unexercisable
-------------------------          -----------   --------   -----------     -------------    -----------      -------------
Jack K. Lemley                         -0-         N/A         758,400         100,000         $265,576             -0-
James R. Baumgardner                   -0-         N/A          50,000             -0-            4,400             -0-
Zaki K. Naser                          -0-         N/A           6,300           7,500              792             528
Robert S. Thorn                        -0-         N/A          11,700             800              528             352
L. Gary Davis                          -0-         N/A           3,900             600              396             264
Stephen A. Romano                      -0-         N/A          14,000           7,500              -0-             -0-

----------
(5) All options granted were exercisable as of the option grant date which was November 1, 1999 as to Mr. Baumgardner and March 1, 1999 as to Messrs. Naser, Romano, Thorn, Davis and Nagel.
(6) A stock option is considered to be "in-the-money" if the price of the related stock is higher than the exercise price of the option. The closing market price of the Company's common stock was $1.69 per share on the NASDAQ

COMPENSATION COMMITTEE REPORT.

The Compensation Committee of the Board of Directors is composed entirely of outside directors and is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. The Committee also reviews and approves the Company's compensation and benefit plans and administers the key employee and executive officer 1992 Stock Option Plan. This Report describes the basis on which the Compensation Committee with respect to the executive officers of the Company made the 1999 compensation determinations.

The Company believes that executive compensation should reflect value created for stockholders in furtherance of the Company's strategic goals. The following objectives are among those utilized by the Compensation Committee:

     1. Executive compensation should be meaningfully related to long-term and short-term value created for stockholders.
     2. Executive compensation programs should support the long-term and short-term strategic goals and objectives of the Company.
     3. Executive compensation programs should reflect and promote the Company's overall value, business standards and reward individuals for outstanding contributions to the Company.
     4. Short and long term executive compensation are critical factors in attracting and retaining well-qualified executives.

Currently the Company has a compensation program based on three components: a base salary, a related bonus program tied to Company performance, and a stock option program. The Compensation Committee regularly reviews the various components of the compensation program to ensure that they are consistent with the Company's objectives. In February 2000, the Committee agreed that a new incentive program was to be released that would reward all Company employees with stock options if certain milestones were met compared to the financial budget. Details of this plan will be released sometime in the year 2000.

BASE SALARY -- The Compensation Committee, in determining the appropriate base salaries of its executive officers, generally considers the level of executive compensation in similar companies in the industry. In addition, the Compensation Committee takes into account (i) the performance of the Company and the roles of the individual executive officers with respect to such performance, (ii) the particular executive officer's specific experience and responsibilities, and
(iii) the performance of such executive officer in those areas of responsibility. The base salaries for 1999 were established by the Committee at levels believed to be at or somewhat below competitive amounts paid to executives of companies in the environmental industry with comparable qualifications, experience and responsibilities. During 1999, Jack K. Lemley, the Chief Executive Officer of the Company, received a base salary of $155,769, which the Committee believes to be below the average of the base salary for chief executive officers with comparable qualifications, experience and responsibilities of other companies in the environmental industry.

ANNUAL INCENTIVES -- The bonus program in effect during 1999 provided direct financial incentives to select individuals in the form of a cash bonus for exceeding the Company's goals or for outstanding performance. The Committee awarded cash bonuses based on the performance of the Company relative to its budgeted net income for the fiscal year end, and other pertinent absolute and relative criteria. There was only one cash bonus paid an executive officer, Zaki
K. Naser, for an incentive on advancement of sales in a period before he became an executive officer of the Company in 1999. Beginning with year 2000, the committee intends to finalize the plan for stock option bonuses to replace the cash bonus plan and provide all non-union employees an incentive and better aligning the employees interests with those of the shareholders. The details of this plan are still under development.

Long-Term Incentives -- The stock option program is the Company's long-term incentive plan for executive officers and key employees. The objectives of the stock option program are to align executive officer compensation and shareholder return, and to enable executive officers to develop and maintain a significant, long-term stock ownership position in the Company's common stock. In addition, grants of stock options to executive officers and others are intended to retain and motivate executives to improve long-term corporate and stock market performance. Stock options are granted at no less than the market value on the grant date, and will only have value if the Company's stock price increases above the grant price. During 1999, the Company granted no options to Mr. Lemley. Other employees were granted options to purchase 100,000 shares of the Company's common stock at prices ranging from $1.25 to $5.00 per share.


                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of March 10, 2000, the beneficial ownership (as defined in the rules of the Securities and Exchange Commission) of the Company's common stock by (a) beneficial owners of more than five percent; and
(b) beneficial ownership of management. Unless otherwise noted, each beneficial owner identified has sole voting and investment power with respect to the shares indicated.

(a) BENEFICIAL OWNERS


              Name and Address                             Number of Shares              Percent of
             of Beneficial Owner                          Beneficially Owned               Class
             -------------------                          ------------------             ----------
Edward F. Heil(7)...........................                   4,978,795                   32.68%
8052 Fisher Island Drive
Fisher Island, FL 33109

Rotchford L. Barker(8)......................                   3,162,545                   20.50%
40 County Road 2AC
Cody, Wyoming  82414

Harry J. Phillips, Jr.(9)...................                   2,717,651                   18.93%
3 Riverway, Suite 170
Houston, Texas  77056

Jack K. Lemley(10)..........................                   1,005,491                    6.91%
805 West Idaho, Suite 200
Boise, Idaho  83702

Fayez Sarofim(11)...........................                     878,947                    6.41%
Fayez Sarofim & Co.
2907 Two Houston Center
Houston, Texas  77010

----------
(7) Pursuant to a Schedule 13-D/A filing on February 18, 1999, Mr. Heil reported that 2,808,874 shares of common stock were beneficially owned individually by Mr. Heil and 629,460 shares are beneficially owned by Mr. Heil in his capacity as trustee of a trust. In a subsequent Form 4, Mr. Heil reported the acquisition of an additional 7,846 common shares. Also included in the table are 57,500 shares subject to option, 475,115 shares of common stock if 35,245.90 Series D Preferred stock is converted and 1,000,000 shares of common stock if 100,000 Series E Warrants are exercised.
(8) Pursuant to a Form 4 filing on February 10, 2000, Mr. Barker reported beneficial shares owned including 1,442,477 shares of common stock. The shares in the table also include 42,568 common shares if 3,157.89 shares of Series D preferred is converted, 1,650,000 common shares if 165,000 Series E Warrants are exercised, and 27,500 options.
(9) Pursuant to a Schedule 13-D/A filing on February 16, 1996, Mr. Phillips reported that he may be deemed the beneficial owner of 952,608 shares of common stock in his name, 1,110,206 shares of common stock owned of record by ECOL Partners II, ltd. ("Ecol Partners II") and 2,352 shares owned of record by Phillips Investments, Inc. As a sole shareholder of Phillips Investments, Inc., which is the general partner of ECOL Partners II, Mr. Phillips shares voting and investment power over the common stock owned by Phillips Investments, Inc. and ECOL Partners II. In addition, Mr. Phillips owns 48,403.90 shares of Series D Preferred stock, which may be converted into 652,485 shares of common stock.
(10) Mr. Lemley's beneficial shares include 150,000 shares of common stock owned by him and 15,500 shares owned by his wife, and 839,991 derivative shares. The derivative shares include 81,591 common shares if 6,052.71 shares of Series D preferred is converted, and 758,400 options exercisable within 60 days.
(11) Pursuant to a Schedule 13-G/A filing on February 15, 2000, Fayez Sarofim & Co., a registered investment advisor and Mr. Fayez Sarofim reported that they may be deemed the beneficial owner of an aggregate 878,947 shares of the Company.

(b)  DIRECTORS AND EXECUTIVE OFFICERS


                                                 Amount And Nature Of
       Name Of Beneficial Owner                  Beneficial Ownership                     Percent Of Class
       ------------------------                  --------------------                     ----------------
DIRECTORS
Rotchford L. Barker                                    3,162,545                               20.50
Paul C. Bergson(12)                                      252,359                                1.82
Keith D. Bronstein(13)                                   580,807                                4.15
Patricia M. Eckert(14)                                    55,346                                  *
Edward F. Heil                                         4,978,795                               32.68
Jack K. Lemley                                         1,005,491                                6.91
Paul F. Schutt(15)                                       294,657                                2.12
John J. Scoville(16)                                     104,023                                  *

EXECUTIVE OFFICERS
James R. Baumgardner(17)                                  65,000                                  *
Zaki K. Naser(18)                                          6,300                                  *
Robert S. Thorn(19)                                       18,300                                  *
L. Gary Davis(20)                                          5,694                                  *
Stephen A. Romano(21)                                     35,200                                  *
All directors and executive officers
as a group                                            10,564,517                               56.69%

*indicates less than 1%

----------
(12) Mr. Bergson's beneficial ownership includes 104,859 shares of common stock, 47,500 options and 10,000 Series E Warrants exercisable for 100,000 shares of common stock.
(13) Mr. Bronstein's beneficial ownership includes 293,307 shares of common stock, 37,500 options and 25,000 Series E Warrants exercisable for 250,000 shares of common stock.
(14) Ms. Eckert's beneficial ownership includes 12,846 shares of common stock and 42,500 options.
(15) Mr. Schutt's beneficial ownership includes 102,293 shares of common stock and 37,500 options held by him and 90,653 shares held by Nuclear Fuel
Services, Inc., and 64,211 shares of 52,632 Series D Warrants are exercised.
Mr. Schutt, as the chief executive officer of Nuclear Fuel Services, Inc., shares voting and investment power over the securities held by it.
(16) Mr. Scoville's beneficial ownership includes 22,171 shares of common stock, 70,500 options, 11,352 shares if 842.11 shares of Series D preferred are converted.
(17) Mr. Baumgardner's beneficial ownership includes 15,000 shares of common stock purchased prior to employment and 50,000 options by grant.
(18) Mr. Naser's beneficial ownership includes 6,300 options.
(19) Mr. Thorn's beneficial ownership includes 6,600 shares of common stock and 11,700 options.
(20) Mr. Davis' beneficial ownership includes 1,794 shares of common stock and 3,900 options.
(21) Mr. Romano's beneficial ownership includes 21,200 shares of common stock and 14,000 options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 1999 the Company had no relationships or related transactions with its officers, directors or securities holders of more than five percent that would require disclosure under Securities and Exchange Commission Regulation S-K, Item 404.

STOCK PERFORMANCE(22)

The following graph compares the most recent five-year market-value performance of the Company's common stock to the NASDAQ's US and Foreign Stock Index, and a hazardous waste industry peer group(23) which the Company believes accurately reflects its competitors. The graph assumes that the value of the investment in the common stock and each index was $100 at December 31, 1989.


[insert proxgrph.xls here]


----------
(22) Notwithstanding filings by the Company with the SEC that have incorporated or may incorporate by reference other SEC filings (including this proxy statement) in their entirety, this performance graph shall not be incorporated by reference into such filings and shall not be deemed to be filed with the SEC except as specifically provided otherwise or to the extent required by Item 402 of Regulation S-K.
(23) The companies which make up the Company's peer group are: 3CI Complete Compliance Corp.: Allied Waste; Clean Harbors, Inc.; Metalclad Corp.; Perma-Fix Environmental Services, Inc.' Safety Kleen Corp.; and Waste Masters, Inc.

                        STOCKHOLDER PROPOSALS AT THE NEXT
                         ANNUAL MEETING OF STOCKHOLDERS

The Company must receive stockholder proposals submitted for inclusion in the Company's 2001 proxy materials and consideration at the 2001 annual meeting of stockholders no later than December 13, 2000. Stockholder proposals should be submitted to the Secretary of American Ecology Corporation, 805 W. Idaho, Suite 200, Boise, Idaho 83702. Any such proposal should comply with the Securities and Exchange Commission rules governing stockholder proposals submitted for inclusion in proxy materials.

                                  OTHER MATTERS

The management and Board of Directors of the Company know of no other matters that may come before the Meeting. However, if any matters other than those referred to above should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote all proxies in accordance with their best judgment.

A copy of the Company's Annual report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the SEC, excluding exhibits, may be obtained by stockholders without charge by written request addressed to Investor Relations, 805 W. Idaho Street, Boise, Idaho 83702 or may be accessed on the Internet at: http://www.americanecology.com.


                                          American Ecology Corporation




                                          Jack K. Lemley
                                          Chairman of the Board,
                                          Chief Executive Officer and President

                                           [AMERICAN ECOLOGY CORPORATION LOGO]

                          AMERICAN ECOLOGY CORPORATION

                       THIS PROXY IS SOLICITED ON BEHALF
                    OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned, hereby revoking all prior proxies, hereby appoints Jack K. Lemley, Robert S. Thorn and James R. Baumgardner and each of them, proxies, with full and several power of substitution, to represent and to vote all the shares of Common Stock of AMERICAN ECOLOGY CORPORATION that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of AMERICAN ECOLOGY CORPORATION to be held on May 18, 2000, and at any adjournment(s) thereof.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ON THE REVERSE SIDE. IN THE ABSENCE OF SUCH INDICATIONS, A SIGNED PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BEFORE THE MEETING.

                (Continued and to be SIGNED on the reverse side)


                           -- FOLD AND DETACH HERE --